1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Final

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5378

Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR 2012 FOURTH FISCAL QUARTER AND FULL YEAR

•

Adjusted fourth-quarter diluted earnings per share from continuing operations of $1.42 exclude a $0.07 per share charge from primarily non-cash pension settlements; reported earnings per share from continuing operations were $1.35.

•

Expects full fiscal year 2013 reported diluted earnings per share from continuing operations to be between $5.58 and $5.64, an increase of 4 to 5 percent. On a foreign currency-neutral basis, expects earnings per share to grow between 7 to 8 percent, or 10 to 11 percent, after excluding the estimated impact of the medical device tax.

•	Results reflect reclassification of Discovery Labware unit, excluding Advanced Bioprocessing, as discontinued operations. The sale was completed on October 31, 2012.

Franklin Lakes, NJ (November 7, 2012) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $1.967 billion for the fourth fiscal quarter ended September 30, 2012, representing a decrease of 1.1 percent from the prior-year period, or an increase of 4.7 percent on a foreign currency-neutral basis.

For the full fiscal year ended September 30, 2012, BD reported revenues of $7.708 billion, representing an increase of 1.6 percent over the prior-year period or 4.3 percent on a foreign currency-neutral basis.

“We are proud of our solid finish to 2012,” said Vincent A. Forlenza, Chairman of the Board, Chief Executive Officer and President. “Despite a challenging macroeconomic environment, we delivered on our financial and operating goals while continuing our ongoing investments in geographic expansion, new product platforms and strategic acquisitions. We believe we are well positioned to succeed and will continue to focus on our strategy of investing and innovating for growth. We are confident in our outlook for fiscal year 2013 and remain committed to delivering value to our customers and shareholders.”

Sale of Discovery Labware Unit, Excluding Advanced Bioprocessing

In April 2012, the Company signed a definitive agreement to sell its BD Biosciences - Discovery Labware unit, excluding its Advanced Bioprocessing platform, to Corning Incorporated. The results of operations associated with this disposal group have been reclassified as discontinued operations for all quarters and years referred to in this release. The transaction was completed on October 31, 2012 and the Company will record a gain within discontinued operations in the first quarter of fiscal year 2013.

Fourth Quarter and Analysis of the Full Fiscal Year 2012 and 2011 Earnings

Reported diluted earnings per share from continuing operations for the fourth quarter were $1.35, representing an increase of 4.7 percent over the prior-year period. Current quarter results included a charge of $20 million, or $0.07 per share from continuing operations, resulting from primarily non-cash pension settlements. The prior-year period results included a non-cash charge of $9 million, or $0.03 per share from continuing operations, resulting from the discontinuance of a research program within the Diagnostic Systems unit. Excluding these items, adjusted diluted earnings per share from continuing operations increased by 7.6 percent to $1.42, compared with $1.32 in the prior-year period. On a foreign currency-neutral basis, adjusted diluted earnings per share from continuing operations for the fourth quarter increased by 15.2 percent.

For the full fiscal year ended September 30, 2012, reported diluted earnings per share from continuing operations were $5.30, representing a decrease of 0.2 percent over the prior-year period. Excluding the aforementioned charges of $0.06 per share from continuing operations in fiscal year 2012, and $0.03 per share from continuing operations in fiscal year 2011, adjusted diluted earnings per share from continuing operations increased by 0.8 percent to $5.37, compared with $5.33 in the prior-year period. On a foreign currency-neutral basis, adjusted diluted earnings per share from continuing operations for the fiscal year increased 4.7 percent. On a full year basis, the charge of $20 million, or $0.06 per share from continuing operations, differs from the charge in the fourth quarter of $0.07 per share from continuing operations due to the number of average shares outstanding between the fourth quarter and full year.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $1.049 billion, representing a decrease of 0.5 percent compared with the prior-year period, or an increase of 5.9 percent on a currency-neutral basis. The segment’s revenue growth reflected strong sales across all three business units. For the twelve-month period ended September 30, 2012, BD Medical revenues increased 2.1 percent, or 5.1 percent on a currency-neutral basis.

In the BD Diagnostics segment, worldwide revenues for the quarter were $645 million, representing an increase of 0.5 percent compared with the prior-year period, or 5.1 percent on a foreign currency-neutral basis. The segment’s growth was primarily driven by solid sales of Preanalytical Systems safety-engineered products and strong sales in the Diagnostic Systems unit, aided by the recent acquisition of KIESTRA. For the twelve-month period ended September 30, 2012, BD Diagnostics revenues increased 2.3 percent, or 4.5 percent on a currency-neutral basis.

In the BD Biosciences segment, worldwide revenues for the quarter were $273 million, representing a decrease of 6.3 percent compared with the prior-year period, or 0.7 percent on a foreign currency-neutral basis. Segment results continue to be negatively affected by weakness in the U.S. research market. For the twelve-month period ended September 30, 2012, BD Biosciences revenues decreased by 1.5 percent. On a foreign currency-neutral basis, revenues increased by 0.7 percent.

Geographic Results

Fourth quarter revenues in the U.S. were $824 million, representing an increase of 1.2 percent compared with the prior-year period. Revenues outside of the U.S. were $1.143 billion, representing a decrease of 2.6 percent compared with the prior-year period, or an increase of 7.1 percent on a foreign currency-neutral basis. International revenues reflected continued strength in emerging markets and strong sales of safety-engineered products. For the twelve-month period ended September 30, 2012, revenues in the U.S. were $3.288 billion, representing an increase of 1.2 percent compared with the prior-year period. Revenues outside of the U.S. were $4.421 billion, representing an increase of 1.9 percent compared with the prior-year period, or 6.6 percent on a foreign currency-neutral basis.

Fiscal 2013 Outlook for Full Year

The Company estimates that reported revenues for the full fiscal year 2013 will increase 2 to 3 percent, or about 3.5 to 4.5 percent on a foreign currency-neutral basis. The Company expects reported diluted earnings per share from continuing operations for the full fiscal year 2013 to be between $5.58 and $5.64. On a currency-neutral basis, the Company expects diluted earnings per share from continuing operations to grow 7 to 8 percent, or 10 to 11 percent excluding the impact of the medical device tax that goes into effect in January 2013 under the U.S. healthcare reform law. The Company also plans to repurchase, subject to market conditions, about $500 million of its common stock in 2013.

Conference Call Information

A conference call regarding BD’s fourth quarter and full-year results and its expectations for the full fiscal year 2013 will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Wednesday November 7, 2012. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Wednesday, November 14, 2012, access code 35734482.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About BD

BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 29,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2013 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic conditions on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; the unknown consequences of healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for our products and increase downward pricing pressure; changes in interest or foreign currency exchange rates; competitive factors; pricing and other market pressures; our ability to successfully integrate any businesses we acquire; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2012	2011	% Change
REVENUES	$1,967,171	$1,988,181	(1.1)

Cost of products sold	966,345	971,041	(0.5)
Selling and administrative	484,259	479,591	1.0
Research and development	127,787	124,528	2.6

TOTAL OPERATING COSTS AND EXPENSES	1,578,391	1,575,160	0.2

OPERATING INCOME	388,780	413,021	(5.9)

Interest income	11,954	1,915	NM
Interest expense	(35,292)	(22,334)	58.0
Other (expense) income, net	(3,543)	1,272	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	361,899	393,874	(8.1)

Income tax provision	87,621	108,827	(19.5)

INCOME FROM CONTINUING OPERATIONS	274,278	285,047	(3.8)

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $9,108 AND $8,860, RESPECTIVELY	14,765	14,933	(1.1)

NET INCOME	$289,043	$299,980	(3.6)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.38	$1.32	4.5
Income from discontinued operations	$0.07	$0.07	—
Net income (1)	$1.45	$1.38	5.1

Diluted:
Income from continuing operations	$1.35	$1.29	4.7
Income from discontinued operations	$0.07	$0.07	—
Net income (1)	$1.43	$1.36	5.1
AVERAGE SHARES OUTSTANDING

Basic	199,072	216,726
Diluted	202,439	220,859

NM - Not Meaningful

(1)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per share data)

	Twelve Months Ended September 30,
	2012	2011	% Change
REVENUES	$7,708,382	$7,584,037	1.6

Cost of products sold	3,755,388	3,625,122	3.6
Selling and administrative	1,923,354	1,823,537	5.5
Research and development	471,755	469,517	0.5

TOTAL OPERATING COSTS AND EXPENSES	6,150,497	5,918,176	3.9

OPERATING INCOME	1,557,885	1,665,861	(6.5)

Interest income	50,333	43,209	16.5
Interest expense	(134,658)	(84,019)	60.3
Other expense, net	(1,152)	(7,164)	(83.9)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,472,408	1,617,887	(9.0)

Income tax provision	362,880	417,004	(13.0)

INCOME FROM CONTINUING OPERATIONS	1,109,528	1,200,883	(7.6)

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $31,268 AND $35,199, RESPECTIVELY	60,399	70,111	(13.9)

NET INCOME	$1,169,927	$1,270,994	(8.0)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$5.40	$5.43	(0.6)
Income from discontinued operations	$0.29	$0.32	(9.4)
Net income	$5.69	$5.75	(1.0)

Diluted:
Income from continuing operations	$5.30	$5.31	(0.2)
Income from discontinued operations	$0.29	$0.31	(6.5)
Net income	$5.59	$5.62	(0.5)
AVERAGE SHARES OUTSTANDING

Basic	205,460	221,175
Diluted	209,181	226,280

Becton Dickinson and Company

Supplemental Income Statement Information - Fiscal 2012

Revised for discontinued operations of Discovery Labware divestiture

(Unaudited: Amounts in thousands, except per-share data)

	Pro Forma	Amounts reclassified to Discontinued Operations	From Continuing Operations
Quarter 1
Revenues	$1,887,645	$55,925	$1,831,720
Income	$263,010	$14,466	$248,544
Diluted Earnings Per Share	$1.21	$0.07	$1.14

Quarter 2
Revenues	$1,990,818	$61,857	$1,928,961
Income	$290,548	$15,424	$275,124
Diluted Earnings Per Share	$1.38	$0.07	$1.31

Quarter 3
Revenues	$2,040,760	$60,230	$1,980,530
Income	$326,795	$15,214	$311,581
Diluted Earnings Per Share	$1.59	$0.07	$1.52

Quarter 4
Revenues	$2,027,335	$60,164	$1,967,171
Income	$289,099	$14,821	$274,278
Diluted Earnings Per Share (1)	$1.43	$0.07	$1.35

YTD
Revenues	$7,946,559	$238,177	$7,708,382
Income	$1,169,453	$59,925	$1,109,528
Diluted Earnings Per Share	$5.59	$0.29	$5.30

Certain quarterly amounts may not add to the year-to-date totals due to rounding.

(1)	Diluted Earnings per Share may not add due to rounding.

Becton Dickinson and Company

Supplemental Income Statement Information - Fiscal 2011 and 2010

Revised for discontinued operations of Discovery Labware divestiture

(Unaudited: Amounts in thousands, except per-share data)

	Pro Forma	Amounts reclassified to Discontinued Operations	From Continuing Operations
Fiscal 2011
Revenues	$7,828,904	$244,867	$7,584,037
Income	$1,264,852	$63,969	$1,200,883
Diluted Earnings Per Share	$5.59	$0.28	$5.31

Fiscal 2010
Revenues	$7,372,333	$247,948	$7,124,385
Income	$1,176,340	$61,496	$1,114,844
Diluted Earnings Per Share	$4.90	$0.26	$4.64

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Three Months Ended September 30,
	2012	2011	% Change
BD MEDICAL
United States	$422,290	$404,301	4.4
International	626,742	650,290	(3.6)

TOTAL	$1,049,032	$1,054,591	(0.5)

BD DIAGNOSTICS
United States	$313,916	$313,603	0.1
International	331,128	328,445	0.8

TOTAL	$645,044	$642,048	0.5

BD BIOSCIENCES
United States	$87,651	$96,543	(9.2)
International	185,444	194,999	(4.9)

TOTAL	$273,095	$291,542	(6.3)

TOTAL REVENUES
United States	$823,857	$814,447	1.2
International	1,143,314	1,173,734	(2.6)

TOTAL	$1,967,171	$1,988,181	(1.1)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Twelve Months Ended September 30,
	2012	2011	% Change
BD MEDICAL
United States	$1,685,101	$1,625,044	3.7
International	2,405,592	2,382,260	1.0

TOTAL	$4,090,693	$4,007,304	2.1

BD DIAGNOSTICS
United States	$1,259,376	$1,245,872	1.1
International	1,278,679	1,234,605	3.6

TOTAL	$2,538,055	$2,480,477	2.3

BD BIOSCIENCES
United States	$343,238	$376,639	(8.9)
International	736,396	719,617	2.3

TOTAL	$1,079,634	$1,096,256	(1.5)

TOTAL REVENUES
United States	$3,287,715	$3,247,555	1.2
International	4,420,667	4,336,482	1.9

TOTAL	$7,708,382	$7,584,037	1.6

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30,

(Unaudited; Amounts in thousands)

	United States
	2012	2011	% Change
BD MEDICAL
Medical Surgical Systems	$250,664	$246,746	1.6
Diabetes Care	113,046	104,819	7.8
Pharmaceutical Systems	58,580	52,736	11.1

TOTAL	$422,290	$404,301	4.4

BD DIAGNOSTICS
Preanalytical Systems	$164,856	$161,556	2.0
Diagnostic Systems	149,060	152,047	(2.0)

TOTAL	$313,916	$313,603	0.1

BD BIOSCIENCES (1)	$87,651	$96,543	(9.2)

TOTAL UNITED STATES	$823,857	$814,447	1.2

(1)	BD Biosciences consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30, (continued)

(Unaudited; Amounts in thousands)

	International
			% Change
	2012	2011	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$281,603	$288,653	(2.4)	6.8	(9.2)
Diabetes Care	120,391	119,832	0.5	9.8	(9.3)
Pharmaceutical Systems	224,748	241,805	(7.1)	5.3	(12.4)

TOTAL	$626,742	$650,290	(3.6)	6.8	(10.4)

BD DIAGNOSTICS
Preanalytical Systems	$162,648	$167,044	(2.6)	7.3	(9.9)
Diagnostic Systems	168,480	161,401	4.4	12.7	(8.3)

TOTAL	$331,128	$328,445	0.8	9.9	(9.1)

BD BIOSCIENCES (1)	$185,444	$194,999	(4.9)	3.5	(8.4)

TOTAL INTERNATIONAL	$1,143,314	$1,173,734	(2.6)	7.1	(9.7)

(1)	BD Biosciences consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30, (continued)

(Unaudited; Amounts in thousands)

	Total
			% Change
	2012	2011	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$532,267	$535,399	(0.6)	4.4	(5.0)
Diabetes Care	233,437	224,651	3.9	8.9	(5.0)
Pharmaceutical Systems	283,328	294,541	(3.8)	6.4	(10.2)

TOTAL	$1,049,032	$1,054,591	(0.5)	5.9	(6.4)

BD DIAGNOSTICS
Preanalytical Systems	$327,504	$328,600	(0.3)	4.7	(5.0)
Diagnostic Systems	317,540	313,448	1.3	5.6	(4.3)

TOTAL	$645,044	$642,048	0.5	5.1	(4.6)

BD BIOSCIENCES (1)	$273,095	$291,542	(6.3)	(0.7)	(5.6)

TOTAL REVENUES	$1,967,171	$1,988,181	(1.1)	4.7	(5.8)

(1)	BD Biosciences consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30,

(Unaudited; Amounts in thousands)

	United States
	2012	2011	% Change
BD MEDICAL
Medical Surgical Systems	$977,999	$980,326	(0.2)
Diabetes Care	434,310	400,809	8.4
Pharmaceutical Systems	272,792	243,909	11.8

TOTAL	$1,685,101	$1,625,044	3.7

BD DIAGNOSTICS
Preanalytical Systems	$656,389	$643,180	2.1
Diagnostic Systems	602,987	602,692	0.0

TOTAL	$1,259,376	$1,245,872	1.1

BD BIOSCIENCES (1)	$343,238	$376,639	(8.9)

TOTAL UNITED STATES	$3,287,715	$3,247,555	1.2

(1)	BD Biosciences consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in thousands)

	International
			% Change
	2012	2011	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$1,127,289	$1,101,407	2.3	6.9	(4.6)
Diabetes Care	476,966	465,668	2.4	6.8	(4.4)
Pharmaceutical Systems	801,337	815,185	(1.7)	4.4	(6.1)

TOTAL	$2,405,592	$2,382,260	1.0	6.1	(5.1)

BD DIAGNOSTICS
Preanalytical Systems	$644,503	$634,613	1.6	6.7	(5.1)
Diagnostic Systems	634,176	599,992	5.7	9.4	(3.7)

TOTAL	$1,278,679	$1,234,605	3.6	8.0	(4.4)

BD BIOSCIENCES (1)	$736,396	$719,617	2.3	5.8	(3.5)

TOTAL INTERNATIONAL	$4,420,667	$4,336,482	1.9	6.6	(4.7)

(1)	BD Biosciences consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in thousands)

	Total
			% Change
	2012	2011	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$2,105,288	$2,081,733	1.1	3.6	(2.5)
Diabetes Care	911,276	866,477	5.2	7.5	(2.3)
Pharmaceutical Systems	1,074,129	1,059,094	1.4	6.2	(4.8)

TOTAL	$4,090,693	$4,007,304	2.1	5.1	(3.0)

BD DIAGNOSTICS
Preanalytical Systems	$1,300,892	$1,277,793	1.8	4.3	(2.5)
Diagnostic Systems	1,237,163	1,202,684	2.9	4.7	(1.8)

TOTAL	$2,538,055	$2,480,477	2.3	4.5	(2.2)

BD BIOSCIENCES (1)	$1,079,634	$1,096,256	(1.5)	0.7	(2.2)

TOTAL REVENUES	$7,708,382	$7,584,037	1.6	4.3	(2.7)

(1)	BD Biosciences consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in thousands)

	Three Months Ended September 30,
			% Change
	2012	2011	Reported	FXN	FX Impact
TOTAL SAFETY REVENUES
United States	$291,046	$288,541	0.9	0.9	—
International	215,595	209,209	3.1	12.7	(9.6)

TOTAL	$506,641	$497,750	1.8	5.8	(4.0)

BY SEGMENT
BD Medical	$250,676	$243,521	2.9	6.4	(3.5)
BD Diagnostics	255,965	254,229	0.7	5.3	(4.6)

TOTAL	$506,641	$497,750	1.8	5.8	(4.0)

	Twelve Months Ended September 30,
			% Change
	2012	2011	Reported	FXN	FX Impact
TOTAL SAFETY REVENUES
United States	$1,149,220	$1,116,543	2.9	2.9	—
International	833,886	754,739	10.5	15.6	(5.1)

TOTAL	$1,983,106	$1,871,282	6.0	8.0	(2.0)

BY SEGMENT
BD Medical	$966,452	$885,156	9.2	10.8	(1.6)
BD Diagnostics	1,016,654	986,126	3.1	5.6	(2.5)

TOTAL	$1,983,106	$1,871,282	6.0	8.0	(2.0)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2012 Quarter-to-Date Reconciliation

(Unaudited; Amounts in millions, except per share data)

	Three Months Ended September 30,
	Reported FY 2012	Pension Settlement Charge (1)	Adjusted FY 2012	Reported FY 2011	Impairment Charge (2)	Adjusted FY 2011	Adjusted % Growth
Diluted Earnings per Share from Continuing Operations	$1.35	$0.07	$1.42	$1.29	0.03	$1.32	7.6%

(1)

Primarily represents a non-cash pension settlement charge associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost for the year. The charge also included settlement losses associated with certain foreign pension plans.

(2)	Represents a non-cash impairment charge resulting from the discontinuance of a research program within the Diagnostic Systems unit.

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2012 Year-to-Date Reconciliation

(Unaudited; Amounts in millions, except per share data)

	Twelve Months Ended September 30,
	Reported FY 2012	Pension Settlement Charge (1)	Adjusted FY 2012	Reported FY 2011	Impairment Charge (2)	Adjusted FY 2011	Adjusted % Growth
Diluted Earnings per Share from Continuing Operations	$5.30	$0.06	$5.37	$5.31	$0.03	$5.33	0.8%

(1)

Primarily represents a non-cash pension settlement charge associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost for the year. The charge also included settlement losses associated with certain foreign pension plans.

(2)	Represents a non-cash impairment charge resulting from the discontinuance of a research program within the Diagnostic Systems unit.

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Quarter-to-Date Fiscal 2012 Reconciliation - FX Impact

(Unaudited; Amounts in millions, except per share data)

	Three Months Ended September 30,
	Adjusted FY 2012	Adjusted FY 2011	Adjusted Growth $	Foreign Currency Translation	FXN Change	FXN Growth
REVENUES	$1,967	$1,988	$(21)	$(114)	$93	4.7%

Diluted Earnings per Share from Continuing Operations	$1.42	$1.32	$0.10	$(0.10)	$0.20	15.2%

FXN - Foreign Currency Neutral

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Year-to-Date Fiscal 2012 Reconciliation - FX Impact

(Unaudited; Amounts in millions, except per share data)

	Twelve Months Ended September 30,
	Adjusted FY 2012	Adjusted FY 2011	Adjusted Growth $	Foreign Currency Translation	FXN Change	FXN Growth
REVENUES	$7,708	$7,584	$124	$(200)	$325	4.3%

Diluted Earnings per Share from Continuing Operations	$5.37	$5.33	$0.04	$(0.21)	$0.25	4.7%

FXN - Foreign Currency Neutral

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2013 Outlook Reconciliation

	EPS	Revenues
Growth	4-5%	2-3%
FX impact	(3%)	(1.5%)

FX neutral growth	7-8%	3.5%-4.5%
Device tax impact	(3%)

	10-11%